Exhibit 3.21

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 07:34 AM 12/26/2000 001647564 – 3335761

CERTIFICATE OF INCORPORATION

OF

SIS BULK HOLDING, INC.

Pursuant to the provisions of Section 102

of the General Corporation Law of

the State of Delaware

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do HEREBY CERTIFY as follows:

1. The name of the Corporation is SIS Bulk Holding, Inc. (the “Corporation”).

2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

3. (a) The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    (b) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

4. The total number of shares of common stock which the Corporation shall have authority to issue is One Hundred Thousand (100,000), at a par value of One Cent ($0.01) per share.

5. No holder of shares of stock of the Corporation shall have any preemptive or other right to receive any securities of the Corporation.

6. (a) The number of directors of the Corporation shall be not less than one (1) nor more than three (3), the exact number to be fixed from time to time in the manner provided by the Bylaws of the Corporation.

    (b) The number of directors constituting the initial Board of Directors of the Corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until his successors are elected and qualified is:

Name	Address
Richard P. Bruening	209 Taft Ave. Ext.
Port Arthur, Texas 77643

Gerald K. Davies	209 Taft Ave. Ext.
Port Arthur, Texas 77643

Michael R. Haverty	209 Taft Ave. Ext.
Port Arthur, Texas 77643

    (c) Election of directors need not be by written ballot unless the Bylaws shall so provide. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors.

7. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to Bylaw provisions that have been adopted, amended, or repealed by the stockholders, and further provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

8. The Corporation is to have perpetual existence.

9. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Delaware General Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability.

    (b) The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

    (c) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

11. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

12. The name and mailing address of the incorporator of the Corporation is Brian Johnson, Jenkens & Gilchrist, a Professional Corporation, 2200 One American Center, 600 Congress Avenue, Austin, Texas 78701.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby acknowledging and declaring and certifying that the foregoing Certificate of Incorporation is her act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 22 day of December, 2000.

/s/ Brian S. Johnson
Brian S. Johnson

State of Delaware Secretary of State Division of Corporations Delivered 12:08 PM 12/29/2009 FILED 12:08 PM 12/29/2009 SRV 091144119 – 3335761 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION AND

FOREIGN LIMITED LIABILITY COMPANY

Pursuant to Title 8. Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is SIS Bulk Holding, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is PABTEX GP, LLC a Texas limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is SIS Bulk Holding, Inc., which is changed to Pabtex, Inc. as provided in paragraph SEVENTH below.

FOURTH: The merger is to become effective on December 31, 2009 at 11:59 p.m.

FIFTH: The Agreement of Merger is on file at 427 W. 12th Street, Kansas City, Missouri, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation and it shall hereafter be amended so that Paragraph 1 shall be deleted and the following language shall replace Paragraph 1: The name of the Corporation shall be Pabtex, Inc.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 28th day of December, A.D., 2009.

By:	/s/ Brian P. Banks
Authorized Officer
Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:08 PM 12/29/2009 FILED 12:09 PM 12/29/2009 SRV 091144123 – 3335761 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED PARTNERSHIP

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 263(a) of the Delaware General Corporation Law and Title 6, Section 17-211 of the Delaware Limited Partnership Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Pabtex, Inc., a Delaware Corporation, and the name of the limited partnership being merged into this surviving corporation is PABTEX I, L.P.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited partnership.

THIRD: The merger is to become effective on December 31, 2009 at 11:59 p.m.

FOURTH: The Agreement of Merger is on file at 427 W. 12th Street, Kansas City, Missouri, the place of business of the surviving corporation.

FIFTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or partner of any constituent limited partnership.

SIXTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 28th day of December, A.D., 2009.

By:	/s/ Brian P. Banks
Authorized Officer
Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary